Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP

One Liberty Plaza

New York, NY 10006-1470

T: +1 212 225 2000

F: +1 212 225 3999

clearygottlieb.com

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Writer’s Direct Dial: +1 212 225 2494

E-Mail: sflow@cgsh.com

VICTOR I. LEWKOW
THOMAS J. MOLONEY
DAVID G. SABEL
JONATHAN I. BLACKMAN
YARON Z. REICH
RICHARD S. LINCER
JAMES A. DUNCAN
STEVEN M. LOEB

CRAIG B. BROD

NICOLAS GRABAR
CHRISTOPHER E. AUSTIN
HOWARD S. ZELBO
DAVID E. BRODSKY
ARTHUR H. KOHN
RICHARD J. COOPER
JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ERIKA W. NIJENHUIS
ANDRES DE LA CRUZ
DAVID C. LOPEZ
MICHAEL A.
GERSTENZANG

LEWIS J. LIMAN

LEV L. DASSIN

NEIL Q. WHORISKEY
JORGE U. JUANTORENA
MICHAEL D.
WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAN
JEFFREY A. ROSENTHAL
ETHAN A. KLINGSBERG
MICHAEL D. DAYAN

CARMINE D.
BOCCUZZI, JR.

JEFFREY D. KARPF
KIMBERLY BROWN
BLACKLOW

ROBERT J. RAYMOND
SUNG K. KANG

LEONARD C. JACOBY
SANDRA L. FLOW

FRANCISCO L. CESTERO
FRANCESCA L. ODELL
WILLIAM L. MCRAE
JASON FACTOR

JOON H. KIM

MARGARET S. PEPONIS
LISA M. SCHWEITZER
JUAN G. GIRÃLDEZ

DUANE MCLAUGHLIN
BREON S. PEACE
MEREDITH E. KOTLER
CHANTAL E. KORDULA
BENET J. O’REILLY
ADAM E. FLEISHER
SEAN A. O’NEAL

GLENN P. MCGRORY
MATTHEW P. SALERNO
MICHAEL J. ALBANO
VICTOR L. HOU

ROGER A. COOPER

AMY R. SHAPIRO
JENNIFER KENNEDY PARK

ELIZABETH LENAS
LUKE A. BAREFOOT
PAMELA L. MARCOGLIESE

PAUL M. TIGER
JONATHAN S. KOLODNER
DANIEL ILAN

MEYER H. FEDIDA
ADRIAN R. LEIPSIC
ELIZABETH VICENS
ADAM J. BRENNEMAN
ARI D. MACKINNON
JAMES E. LANGSTON
JARED GERBER

COLIN D. LLOYD

COREY M. GOODMAN
RISHI ZUTSHI

JANE VANLARE

DAVID H. HERRINGTON
KIMBERLY R. SPOERRI
AARON J. MEYERS
DANIEL C. REYNOLDS
ABENA A. MAINOO

HUGH C. CONROY, JR.
JOSEPH LANZKRON
MAURICE R. GINDI
KATHERINE R. REAVES
RAHUL MUKHI

RESIDENT PARTNERS

SANDRA M. ROCKS

S. DOUGLAS BORISKY
JUDITH KASSEL

DAVID E. WEBB

PENELOPE L.
CHRISTOPHOROU

BOAZ S. MORAG

MARY E. ALCOCK

HEIDE H. ILGENFRITZ
KATHLEEN M. EMBERGER
WALLACE L. LARSON, JR.
AVRAM E. LUFT

ANDREW WEAVER
HELENA K. GRANNIS
JOHN V. HARRISON
CAROLINE F. HAYDAY
NEIL R. MARKEL
KENNETH S.
BLAZEJEWSKI

ANDREA M. BASHAM
LAURA BAGARELLA
SHIRLEY M. LO
JONATHAN D.W. GIFFORD
SUSANNA E. PARKER

RESIDENT COUNSEL

LOUISE M. PARENT

OF COUNSEL

October 3, 2019

American Tower Corporation 116 Huntington Avenue Boston, Massachusetts 02116

Ladies and Gentlemen:

We have acted as special counsel to American Tower Corporation, a Delaware corporation (the “Company”), in connection with its offering pursuant to a registration statement on Form S-3 (No. 333-231931), as amended as of its most recent effective date (September 30, 2019), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)) (as so amended, including the documents incorporated by reference therein but excluding Exhibit 25, the “Registration Statement”) and the prospectus, dated June 4, 2019, as supplemented by the prospectus supplement thereto, dated September 30, 2019 (together, the “Prospectus”), of $750,000,000 aggregate principal amount of its 2.750% Senior Notes due 2027 and $600,000,000 aggregate principal amount of its 3.700% Senior Notes due 2049 (collectively, the “Securities”). The Securities were issued under an indenture dated as of June 4, 2019 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented with respect to the Securities by Supplemental Indenture No. 2 thereto dated as of October 3, 2019 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	the Prospectus;

American Tower Corporation, p. 2

(c)	an executed copy of the Underwriting Agreement, dated September 30, 2019, between the Company and the several underwriters named in Schedule A thereto;

(d)	executed copies of the Base Indenture and the Supplemental Indenture;

(e)	facsimile copies of the Securities in global form as executed by the Company and authenticated by the Trustee; and

(f)

copies of the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Securities are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the law of the State of New York or the General Corporation Law of the State of Delaware that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) we express no opinion with respect to the effect of any mandatory choice of law rules and (c) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

The foregoing opinion is limited to the law of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the use of our name in the Prospectus Supplement under the heading “Legal Matters” and in the Base Prospectus under the heading “Validity of the Securities,” as counsel for the Company that has passed on the validity of the Securities and to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated October 3, 2019. In giving such consent, we do not thereby admit that we are within the

American Tower Corporation, p. 3

category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Sandra L. Flow
Sandra L. Flow, a Partner